                                                                    EXHIBIT 99.1

                                                    For more information contact
[CENTERPOINT ENERGY LOGO]                           MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 1 OF 5
--------------------------------------------------------------------------------

          CENTERPOINT ENERGY REPORTS SOLID SECOND QUARTER 2004 EARNINGS

      HOUSTON - AUGUST 6, 2004 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $58 million, or $0.19 per diluted share, for the second quarter of 2004 compared to income from continuing operations of $83 million, or $0.27 per diluted share, for the second quarter of 2003.

      Net income for the second quarter of 2003 was $63 million, or $0.21 per diluted share including a loss of $20 million ($0.06 per diluted share) from discontinued operations related primarily to the sale of the company's energy management services business.

      "Although milder weather significantly impacted our quarterly results compared to last year, I am pleased with the progress we're making in our core business operations" said David McClanahan, president and chief executive officer of CenterPoint Energy. "Texas Genco, for which we recently announced a buyer, had a solid quarter due to increased wholesale electricity prices. With the prospective sale of this business, we are executing our strategy of de-leveraging the company with the proceeds from the monetization of our generation assets and focusing on our energy delivery businesses."

      For the six months ended June 30, 2004, net income was $131 million, or $0.42 per diluted share. For the six months ended June 30, 2003, income from continuing operations before cumulative effect of accounting change was $164 million, or $0.54 per diluted share, and net income was $232 million, or $0.76 per diluted share. During the first six months of 2003, the company recorded a benefit of $80 million relating to the implementation of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" and a $13 million loss from discontinued operations.

SECOND QUARTER 2004 HIGHLIGHTS

      Results for the second quarter of 2004 do not include any revenues related to Excess Cost over Market (ECOM) which was discontinued as of December 31, 2003, in accordance with the Texas electric restructuring law. In the second quarter of 2003, ECOM revenues amounted to $101 million. Results for the second quarter of 2004 include an improvement in operating income from Texas Genco of $69 million when compared to the second quarter of 2003. As a result of the pending sale of the company's 81 percent interest in Texas Genco, the electric generation segment will be reclassified as discontinued operations in the third quarter of 2004.

                                     -more-

                                                    For more information contact
[CENTERPOINT ENERGY LOGO]                           MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 2 OF 5
--------------------------------------------------------------------------------

      The core business operations of the company are electric transmission & distribution, natural gas distribution and pipelines and gathering. Core business operations results for the second quarter of 2004 compared to the same period of 2003 benefited from:

      o continued customer growth, with the addition of over 96,000 metered electric and gas customers

      o  a decrease in interest expense of $19 million

      o the reversal of $23 million, including $8 million in interest, of the $117 million reserve recorded in the fourth quarter of 2003 related to the final fuel reconciliation of the formerly integrated electric utility

      Core business operations results for the second quarter of 2004 compared to the same period of 2003 were negatively impacted by:

      o  milder weather in 2004, impacting the quarter by $16 million

      o  higher net transmission costs of $5 million

      On March 31, 2004, the company filed its true-up application with the Public Utility Commission of Texas (PUC) marking one of the final steps in the implementation of the Texas electric restructuring law. In this application the company is seeking to recover a total true-up balance of $3.7 billion, excluding interest, in accordance with the Texas electric restructuring law enacted in 1999. A hearing on the merits, presided over by the Texas Public Utility Commissioners, began on June 21st and concluded on July 7th. Various parties in the proceeding disputed the amounts the company is seeking and proposed complete or partial disallowance of its request. The company anticipates a decision from the PUC addressing issues other than interest in late August 2004 and a decision addressing the interest issue after a hearing scheduled for September 8, 2004.

SALE OF TEXAS GENCO

      On July 21, 2004, CenterPoint Energy and Texas Genco announced a definitive agreement for GC Power Acquisition LLC, a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. The transaction, subject to customary regulatory approvals, will be accomplished in two steps. The first step, expected to be completed in the fourth quarter of 2004, involves Texas Genco's purchase of the 19 percent of its shares owned by the public for $47 per share, followed by GC Power Acquisition's purchase of a Texas Genco unit that will be formed to own its coal, lignite and gas-fired generation plants. In the second step of the transaction, expected to take place in the first quarter of 2005 following receipt of

                                     -more-

                                                    For more information contact
[CENTERPOINT ENERGY LOGO]                           MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 3 OF 5
--------------------------------------------------------------------------------

approval by the Nuclear Regulatory Commission, GC Power Acquisition will complete the acquisition of Texas Genco, the principal remaining asset of which will then be Texas Genco's interest in the South Texas Project nuclear facility. Total cash proceeds to CenterPoint Energy from both steps of the transaction will be approximately $2.9 billion, or $45.25 per share for its 81 percent interest in Texas Genco.

      In connection with the transaction, Texas Genco entered into a master power purchase and sale agreement under which it has sold forward a substantial quantity of its remaining available baseload capacity through 2008. Texas Genco's obligations under the power purchase agreement will continue regardless of whether the transaction is completed.

      As a result of this definitive agreement, Texas Genco will be reclassified as discontinued operations in the third quarter of 2004 and the company will record an after-tax loss of approximately $250 million related to the sale.

OPERATING INCOME BY SEGMENT DETAILED

ELECTRIC TRANSMISSION & DISTRIBUTION

      The electric transmission & distribution segment reported operating income of $127 million in the second quarter of 2004, consisting of $118 million for the regulated transmission and distribution utility (TDU) and $9 million for the transition bond company, which is an amount sufficient to pay interest on the transition bonds. Operating income for the same period of 2003 totaled $235 million, consisting of $124 million for the TDU, $10 million for the transition bond company and $101 million of non-cash income associated with ECOM. ECOM is recoverable under the Texas electric restructuring law and is included in the company's true-up application filed with the PUC in March 2004. ECOM is the difference between the market prices received in 2002 and 2003 by its affiliated power generation company in the PUC mandated auctions and the projections for the same periods made previously by the PUC. Beginning in 2004, there is no ECOM contribution to earnings.

      The TDU continues to benefit from solid customer growth as over 51,000 metered customers were added since June 2003. However, milder weather ($14 million) more than offset this growth. Higher operation and maintenance expenses related to increased transmission payments to transmission providers were more than offset by a $15 million reversal of an $87 million reserve related to the final fuel reconciliation of the formerly integrated electric utility recorded in the fourth quarter of 2003.

                                     -more-

                                                    For more information contact
[CENTERPOINT ENERGY LOGO]                           MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 4 OF 5
--------------------------------------------------------------------------------

      Operating income for the six months ended June 30, 2004, was $212 million, consisting of $193 million for the TDU and $19 million for the transition bond company. Operating income for the same period of 2003 totaled $440 million, consisting of $187 million for the TDU, $20 million for the transition bond company and $233 million of non-cash income associated with ECOM.

ELECTRIC GENERATION

      Texas Genco reported operating income of $119 million for the second quarter of 2004 compared to $50 million for the same period of 2003 due primarily to higher prices for baseload products. Operation and maintenance expenses for the second quarter of 2004 were lower than the prior year resulting primarily from lower expenses associated with planned and unplanned outages.

      Operating income for the six months ended June 30, 2004, was $210 million compared to $33 million for the same period of 2003.

NATURAL GAS DISTRIBUTION

      The natural gas distribution segment reported operating income of $23 million for the second quarter of 2004 compared to $21 million for the same period of 2003. Continued customer growth, with the addition of approximately 45,000 customers since June 2003, and higher revenues from rate increases were partially offset by milder weather ($2 million) and reduced contribution from the company's competitive commercial and industrial sales business.

      Operating income for the six months ended June 30, 2004, was $139 million, compared to $151 million for the same period of 2003.

PIPELINES AND GATHERING

      The pipelines and gathering segment reported operating income of $42 million for both the second quarters of 2003 and 2004. Increased transportation and gas gathering margins were offset by higher operation and maintenance expenses primarily related to pipeline integrity expenditures.

      Operating income for the six months ended June 30, 2004, was $87 million compared to $85 million for the same period of 2003.

                                       -more-

                                                    For more information contact
[CENTERPOINT ENERGY LOGO]                           MEDIA:
                                                    LETICIA LOWE
                                                    Phone  713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone  713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 5 OF 5
--------------------------------------------------------------------------------

OTHER OPERATIONS

      The company's other operations reported an operating loss of $3 million for the second quarter of 2004 compared to an operating loss of $2 million for the same period of 2003.

      The operating loss for the six months ended June 30, 2004, was $5 million compared to an operating loss of $2 million for the same period of 2003.

WEBCAST OF EARNINGS CONFERENCE CALL

      The managements of CenterPoint Energy and Texas Genco will host an earnings conference call on Friday, August 6, 2004, at 10:30 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events, or at www.txgenco.com/investor.html. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on CenterPoint Energy's web site for at least one year.

      CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and more than 14,000 megawatts of power generation in Texas, of which approximately 2,500 megawatts are currently in mothball status. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $21 billion. With more than 11,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

      This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, successful consummation and timing of the sale of Texas Genco, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-Ks for the period ended December 31, 2003, Form 10-Qs for the period ended March 31, 2004 and other filings with the Securities and Exchange Commission.

                                   - ### -

                    CenterPoint Energy, Inc. and Subsidiaries
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                        Quarter Ended June 30,           Six months Ended June 30,
                                                                     ----------------------------      ----------------------------
                                                                         2004             2003             2004             2003
                                                                     -----------      -----------      -----------      -----------
Revenues:
      Electric Transmission & Distribution .....................     $   374,003      $   481,772      $   703,153      $   929,175
      Electric Generation ......................................         552,718          578,511          991,847          937,098
      Natural Gas Distribution .................................       1,244,985          970,576        3,376,317        3,015,327
      Pipelines and Gathering ..................................         113,397          121,716          215,800          230,824
      Other Operations .........................................           2,891            9,322            5,780           18,252
      Eliminations .............................................         (46,817)         (70,997)         (92,533)        (139,608)
                                                                     -----------      -----------      -----------      -----------
           Total ...............................................       2,241,177        2,090,900        5,200,364        4,991,068
                                                                     -----------      -----------      -----------      -----------

Expenses:
      Fuel and cost of gas sold ................................       1,264,655        1,080,857        3,206,913        2,940,003
      Purchased power ..........................................          18,098           22,974           26,368           34,968
      Operation and maintenance ................................         391,373          393,085          801,985          805,961
      Depreciation and amortization ............................         160,681          157,263          317,268          309,544
      Taxes other than income taxes ............................          98,297           90,691          204,542          193,535
                                                                     -----------      -----------      -----------      -----------
           Total ...............................................       1,933,104        1,744,870        4,557,076        4,284,011
                                                                     -----------      -----------      -----------      -----------
Operating Income ...............................................         308,073          346,030          643,288          707,057
                                                                     -----------      -----------      -----------      -----------
Other Income (Expense):
      Gain (loss) on Time Warner investment ....................          15,581          113,178           (8,872)          64,704
      Gain (loss) on indexed debt securities ...................         (17,891)         (98,253)           9,123          (55,550)
      Interest and other finance charges .......................        (200,803)        (219,150)        (395,555)        (447,194)
      Interest on transition bonds .............................          (9,547)          (9,836)         (19,221)         (19,684)
      Other - net ..............................................          15,731            1,629           17,555            4,788
                                                                     -----------      -----------      -----------      -----------
           Total ...............................................        (196,929)        (212,432)        (396,970)        (452,936)
                                                                     -----------      -----------      -----------      -----------
Income from Continuing Operations Before
        Income Taxes, Minority Interest and
        Cumulative Effect of Accounting Change .................         111,144          133,598          246,318          254,121

Income Tax Expense .............................................         (38,243)         (44,346)         (88,240)         (85,455)
Minority Interest ..............................................         (15,249)          (6,295)         (26,839)          (4,229)
                                                                     -----------      -----------      -----------      -----------
Income from Continuing Operations Before
       Cumulative Effect of Accounting Change ..................          57,652           82,957          131,239          164,437

Discontinued Operations:
      Loss from Other Operations, net of tax ...................              --             (403)              --             (865)
      Loss on Disposal of Other Operations, net of tax .........              --          (19,331)              --          (11,989)
                                                                     -----------      -----------      -----------      -----------
           Total ...............................................              --          (19,734)              --          (12,854)
                                                                     -----------      -----------      -----------      -----------
Cumulative Effect of Accounting Change, net of
      minority interest and tax ................................              --               --               --           80,072
                                                                     -----------      -----------      -----------      -----------
Net Income .....................................................     $    57,652      $    63,223      $   131,239      $   231,655
                                                                     ===========      ===========      ===========      ===========

     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
              Selected Data From Statements of Consolidated Income
                (Thousands of Dollars, Except Per Share Amounts)
                                   (Unaudited)

                                                                            Quarter Ended                  Six Months Ended
                                                                               June 30,                         June 30,
                                                                       -------------------------       -------------------------
                                                                         2004             2003            2004            2003
                                                                       ---------       ---------       ---------       ---------
   Basic Earnings Per Common Share:
      Income from Continuing Operations before
         Cumulative Effect of Accounting Change .................      $    0.19       $    0.27       $    0.43       $    0.54
      Discontinued Operations:
        Loss from Other Operations, net of tax ..................             --              --              --              --
        Loss on Disposal of Other Operations, net of tax ........             --           (0.06)             --           (0.04)
      Cumulative Effect of Accounting Change, net of
         minority interest and tax ..............................             --              --              --            0.27
                                                                       ---------       ---------       ---------       ---------
      Net Income ................................................      $    0.19       $    0.21       $    0.43       $    0.77
                                                                       =========       =========       =========       =========

   Diluted Earnings Per Common Share:
      Income from Continuing Operations before
         Cumulative Effect of Accounting Change .................      $    0.19       $    0.27       $    0.42       $    0.54
      Discontinued Operations:
        Loss from Other Operations, net of tax ..................             --              --              --              --
        Loss on Disposal of Other Operations, net of tax ........             --           (0.06)             --           (0.04)
      Cumulative Effect of Accounting Change, net of
         minority interest and tax ..............................             --              --              --            0.26
                                                                       ---------       ---------       ---------       ---------
      Net Income ................................................      $    0.19       $    0.21       $    0.42       $    0.76
                                                                       =========       =========       =========       =========
   Dividends Declared per Common Share ..........................      $    0.10       $    0.20(1)    $    0.20       $    0.30(1)

      Weighted Average Common Shares Outstanding (000):
        - Basic .................................................        307,250         304,046         306,631         302,373
        - Diluted ...............................................        309,638         306,104         308,977         304,149

OPERATING INCOME (LOSS) BY SEGMENT

   Electric Transmission & Distribution:
      Transmission & Distribution Operations ....................      $ 117,822       $ 123,541       $ 193,107       $ 187,435
      Transition Bond Company ...................................          9,498           9,775          19,106          19,519
      ECOM True-up ..............................................             --         101,318              --         233,281
                                                                       ---------       ---------       ---------       ---------
           Total Electric Transmission & Distribution ...........        127,320         234,634         212,213         440,235
   Electric Generation ..........................................        119,027          50,044         209,619          32,928
   Natural Gas Distribution .....................................         22,774          20,951         139,385         150,512
   Pipelines and Gathering ......................................         42,237          42,355          87,093          85,249
   Other Operations .............................................         (3,285)         (1,954)         (5,022)         (1,867)
                                                                       ---------       ---------       ---------       ---------
   Total ........................................................      $ 308,073       $ 346,030       $ 643,288       $ 707,057
                                                                       =========       =========       =========       =========

(1) Includes a dividend declared on June 18, 2003 payable on September 10, 2003.



    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                       ELECTRIC TRANSMISSION & DISTRIBUTION
                                               ----------------------------------------------------------------------------------
                                                       Quarter Ended                         Six Months Ended
                                                          June 30,                                June 30,
                                               ---------------------------    % Diff     ---------------------------   % Diff
                                                   2004            2003     Fav/(Unfav)     2004            2003      Fav/(Unfav)
                                               -----------     -----------  -----------  -----------     -----------  -----------
RESULTS OF OPERATIONS:
Revenues:
      Electric revenues ....................   $       356     $       364       (2%)    $       670     $       666        1%
      ECOM revenues ........................            --             101       --               --             233       --
      Transition bond revenues .............            18              17        6%              33              30       10%
                                               -----------     -----------               -----------     -----------
           Total Revenues ..................           374             482      (22%)            703             929      (24%)
                                               -----------     -----------               -----------     -----------
Expenses:
      Operation and maintenance ............           124             126        2%             256             259        1%
      Depreciation and amortization ........            63              61       (3%)            123             123       --
      Taxes other than income taxes ........            51              53        4%              98              97       (1%)
      Transition bond expenses .............             9               7      (29%)             14              10      (40%)
                                               -----------     -----------               -----------     -----------
           Total ...........................           247             247       --              491             489       --
                                               -----------     -----------               -----------     -----------
Operating Income ...........................   $       127     $       235      (46%)    $       212     $       440      (52%)
                                               ===========     ===========               ===========     ===========

                                                       Quarter Ended                         Six Months Ended
                                                          June 30,                                June 30,
ELECTRIC TRANSMISSION & DISTRIBUTION           ---------------------------               ---------------------------
OPERATING DATA:                                    2004            2003                     2004            2003
ACTUAL MWH DELIVERED                           -----------     -----------               -----------     -----------
Residential ................................     5,800,958       6,490,357      (11%)     10,202,783      11,048,552       (8%)
Total ......................................    18,545,202      19,086,163       (3%)     34,065,288      33,874,139        1%

WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
      Cooling degree days ..................           100%            118%     (18%)            100%            110%     (10%)
      Heating degree days ..................           100%             71%      29%              86%            111%     (25%)

AVERAGE NUMBER OF METERED CUSTOMERS:
      Residential ..........................     1,634,202       1,585,815        3%       1,628,074       1,581,465        3%
      Commercial and Industrial ............       222,644         221,620       --          221,688         221,364       --
                                               -----------     -----------               -----------     -----------
         Total .............................     1,856,846       1,807,435        3%       1,849,762       1,802,829        3%
                                               ===========     ===========               ===========     ===========

                                                                             ELECTRIC GENERATION
                                               ----------------------------------------------------------------------------------
                                                       Quarter Ended                         Six Months Ended
                                                          June 30,                                June 30,
                                               ---------------------------    % Diff     ---------------------------   % Diff
                                                   2004            2003     Fav/(Unfav)     2004            2003      Fav/(Unfav)
                                               -----------     -----------  -----------  -----------     -----------  -----------
RESULTS OF OPERATIONS:
Revenues ...................................   $       553     $       578       (4%)    $       992     $       937        6%
                                               -----------     -----------               -----------     -----------
Expenses:
      Fuel .................................           264             349       24%             451             557       19%
      Purchased power ......................            18              23       22%              26              35       26%
      Operation and maintenance ............            99             105        6%             200             211        5%
      Depreciation and amortization ........            41              39       (5%)             81              78       (4%)
      Taxes other than income taxes ........            12              12       --               24              23       (4%)
                                               -----------     -----------               -----------     -----------
           Total ...........................           434             528       18%             782             904       13%
                                               -----------     -----------               -----------     -----------
Operating Income ...........................   $       119     $        50      138%     $       210     $        33      536%
                                               ===========     ===========               ===========     ===========

ELECTRIC GENERATION OPERATING DATA:
   Sales (MWH) .............................    11,962,375      12,517,492       (4%)     22,683,153      21,793,836        4%
   Generation (MWH) ........................    11,542,226      12,077,631       (4%)     21,691,416      21,072,384        3%


    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                           NATURAL GAS DISTRIBUTION
                                             -------------------------------------------------------------------------------------
                                                     Quarter Ended                            Six Months Ended
                                                        June 30,                                  June 30,
                                             ----------------------------     % Diff     ----------------------------    % Diff
                                                 2004             2003      Fav/(Unfav)     2004             2003      Fav/(Unfav)
                                             -----------      -----------   -----------  -----------      -----------  -----------
RESULTS OF OPERATIONS:
Revenues .................................   $     1,245      $       971        28%     $     3,376      $     3,015       12%
                                             -----------      -----------                -----------      -----------
Expenses:
      Natural gas ........................         1,027              761       (35%)          2,817            2,455      (15%)
      Operation and maintenance ..........           133              137         3%             283              284       --
      Depreciation and amortization ......            35               34        (3%)             70               67       (4%)
      Taxes other than income taxes ......            27               18       (50%)             67               58      (16%)
                                             -----------      -----------                -----------      -----------
           Total .........................         1,222              950       (29%)          3,237            2,864      (13%)
                                             -----------      -----------                -----------      -----------
Operating Income .........................   $        23      $        21        10%     $       139      $       151       (8%)
                                             ===========      ===========                ===========      ===========
NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential ..............................            21               20         5%             106              114       (7%)
Commercial and Industrial ................            49               39        26%             132              128        3%
Non-rate regulated Commercial
  and Industrial .........................           167              116        44%             306              245       25%
Elimination ..............................           (63)             (25)     (152%)            (73)             (40)     (83%)
                                             -----------      -----------                -----------      -----------
      Total Throughput ...................           174              150        16%             471              447        5%
                                             ===========      ===========                ===========      ===========
WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:

      Heating degree days ................            92%              89%        3%              96%             104%      (8%)

AVERAGE NUMBER OF CUSTOMERS:
      Residential ........................     2,789,897        2,746,489         2%       2,798,979        2,758,274        1%
      Commercial and Industrial ..........       245,511          245,059        --          247,788          246,413        1%
      Non-rate regulated Commercial
         and Industrial ..................         6,265            5,317        18%           6,228            5,245       19%
                                             -----------      -----------                -----------      -----------
         Total ...........................     3,041,673        2,996,865         1%       3,052,995        3,009,932        1%
                                             ===========      ===========                ===========      ===========

                                                                          PIPELINES AND GATHERING
                                             -------------------------------------------------------------------------------------
                                                     Quarter Ended                            Six Months Ended
                                                        June 30,                                  June 30,
                                             ----------------------------     % Diff     ----------------------------    % Diff
                                                 2004             2003      Fav/(Unfav)     2004             2003      Fav/(Unfav)
                                             -----------      -----------   -----------  -----------      -----------  -----------
RESULTS OF OPERATIONS:
Revenues .................................   $       113      $       122        (7%)    $       216      $       231       (6%)
                                             -----------      -----------                -----------      -----------
Expenses:
      Natural gas ........................            18               35        49%              28               56       50%
      Operation and maintenance ..........            37               30       (23%)             70               60      (17%)
      Depreciation and amortization ......            11               11        --               22               21       (5%)
      Taxes other than income taxes ......             5                4       (25%)              9                9       --
                                             -----------      -----------                -----------      -----------
           Total .........................            71               80        11%             129              146       12%
                                             -----------      -----------                -----------      -----------
Operating Income .........................   $        42      $        42        --      $        87      $        85        2%
                                             ===========      ===========                ===========      ===========
PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales ........................             4                4        --                7                8      (13%)
Transportation ...........................           207              203         2%             477              471        1%
Gathering ................................            79               74         7%             154              146        5%
Elimination ..............................            (3)              (2)      (50%)             (5)              (4)     (25%)
                                             -----------      -----------                -----------      -----------
      Total Throughput ...................           287              279         3%             633              621        2%
                                             ===========      ===========                ===========      ===========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                OTHER OPERATIONS
                                             -------------------------------------------------------------------------------------
                                                     Quarter Ended                            Six Months Ended
                                                        June 30,                                  June 30,
                                             ----------------------------     % Diff     ----------------------------    % Diff
                                                 2004             2003      Fav/(Unfav)     2004             2003      Fav/(Unfav)
                                             -----------      -----------   -----------  -----------      -----------  -----------
RESULTS OF OPERATIONS:
Revenues ...............................         $ 3             $  9          (67%)        $  6             $ 18         (67%)
Expenses ...............................           6               11           45%           11               20          45%
                                                 ---             ----                       ----             ----
Operating Loss .........................         $(3)            $ (2)         (50%)        $ (5)            $ (2)       (150%)
                                                 ===             ====                       ====             ====

                         Capital Expenditures by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                     Quarter Ended                            Six Months Ended
                                                        June 30,                                  June 30,
                                             ----------------------------                ----------------------------
                                                 2004             2003                      2004             2003
                                             -----------      -----------                -----------      -----------
CAPITAL EXPENDITURES BY SEGMENT
   Electric Transmission &
      Distribution .....................         $ 52             $ 58                      $ 94             $105
   Electric Generation .................           13               33                        37               78
   Natural Gas Distribution ............           43               52                        80               82
   Pipelines and Gathering .............            9                8                        24               29
   Other Operations ....................            7                7                        12                7
                                                 ----             ----                      ----             ----
   Total ...............................         $124             $158                      $247             $301
                                                 ====             ====                      ====             ====

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                                     June 30,             December 31,
                                                                                       2004                  2003
                                                                                    -----------           -----------
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ................................................        $   280,912           $   131,480
  Other current assets .....................................................          1,749,199             2,141,225
                                                                                    -----------           -----------
      Total current assets .................................................          2,030,111             2,272,705
                                                                                    -----------           -----------
PROPERTY, PLANT AND EQUIPMENT, NET .........................................         11,795,502            11,811,536
                                                                                    -----------           -----------
OTHER ASSETS:
  Goodwill, net ............................................................          1,740,510             1,740,510
  Regulatory assets ........................................................          4,959,059             4,930,793
  Other non-current assets .................................................            627,182               621,120
                                                                                    -----------           -----------
      Total other assets ...................................................          7,326,751             7,292,423
                                                                                    -----------           -----------
        TOTAL ASSETS .......................................................        $21,152,364           $21,376,664
                                                                                    ===========           ===========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of transition bond long-term debt ........................        $    43,099           $    41,189
  Short-term borrowings and current portion of other long-term debt ........            164,669               184,234
  Other current liabilities ................................................          2,167,188             2,292,913
                                                                                    -----------           -----------
      Total current liabilities ............................................          2,374,956             2,518,336
                                                                                    -----------           -----------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net and investment tax credit .........          3,272,231             3,222,308
  Regulatory liabilities ...................................................          1,254,318             1,358,030
  Other non-current liabilities ............................................          1,584,134             1,555,459
                                                                                    -----------           -----------
      Total other liabilities ..............................................          6,110,683             6,135,797
                                                                                    -----------           -----------
LONG-TERM DEBT:
  Transition bond ..........................................................            659,773               675,665
  Other ....................................................................          9,941,314            10,107,399
                                                                                    -----------           -----------
      Total long-term debt .................................................         10,601,087            10,783,064
                                                                                    -----------           -----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES .............................            198,131               178,910

SHAREHOLDERS' EQUITY .......................................................          1,867,507             1,760,557
                                                                                    -----------           -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...........................        $21,152,364           $21,376,664
                                                                                    ===========           ===========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                 Condensed Statements of Consolidated Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                                     Six Months Ended June 30,
                                                                                 -------------------------------
                                                                                    2004                  2003
                                                                                 ---------             ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ............................................................        $ 131,239             $ 231,655
  Discontinued operations, net of tax ...................................               --                12,854
  Cumulative effect of accounting change, net ...........................               --               (80,072)
                                                                                 ---------             ---------
  Income from continuing operations and cumulative effect of
    accounting change ...................................................          131,239               164,437
  Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
       Depreciation and amortization ....................................          376,260               390,142
       Deferred income taxes and investment tax credit ..................           41,817               147,589
       Changes in net regulatory assets and liabilities .................         (157,728)             (357,740)
       Changes in other assets and liabilities ..........................          280,280              (119,792)
       Other, net .......................................................           18,492                17,534
                                                                                 ---------             ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES ...............................          690,360               242,170

NET CASH USED IN INVESTING ACTIVITIES ...................................         (256,677)             (299,274)

NET CASH USED IN FINANCING ACTIVITIES ...................................         (284,251)             (210,632)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS ............................               --                13,619

                                                                                 ---------             ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................          149,432              (254,117)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ........................          131,480               304,281

                                                                                 ---------             ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..............................        $ 280,912             $  50,164
                                                                                 =========             =========

    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.